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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 333-85972, 333-52430, 333-46826, 333-46732, 333-46122) of our report, dated
February 6, 2002, except for Note 2, which is as of February 27, 2003, relating to the consolidated financial statements of The Dun & Bradstreet Corporation and Subsidiaries at December 31, 2001 and December 31, 2000 and for the three years ended December 31, 2001, which report is incorporated in this Annual Report on Form 10-K/A.


/s/  PricewaterhouseCoopers LLP

New York, New York
March 18, 2003